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Exhibit 23.1(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-109049) of MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC of our report dated July 31, 2003 relating to the financial statements of Duke/UAE Ref-Fuel LLC and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey November 14, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS